UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No.     )

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OFFICE DEPOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2019

The following information supplements and amends the proxy statement (the “2019 Proxy Statement”) of Office Depot, Inc. (the “Company”), first made available to our shareholders on March 20, 2019, in connection with the solicitation of proxies by our Board of Directors for the 2019 Annual Meeting of Shareholders to be held on Tuesday, May 7, 2019, at 9:00 a.m. (EDT) at Embassy Suites by Hilton Boca Raton, 661 NW 53rd Street, Boca Raton, FL 33487, and for any adjournments or postponements thereof. This supplement to the 2019 Proxy Statement is being filed with the U.S. Securities and Exchange Commission on April 1, 2019. All capitalized terms used in this supplement to the 2019 Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the 2019 Proxy Statement. The information contained in this Supplement modifies and supersedes any inconsistent information contained in the 2019 Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ

IN CONJUNCTION WITH THE 2019 PROXY STATEMENT.

Except as supplemented or amended by the information contained in this Supplement, all information set forth in the 2019 Proxy Statement remains unchanged. We urge you to read this Supplement carefully and in its entirety together with the 2019 Proxy Statement. This Supplement will also be made available through our Company website at http://investor.officedepot.com under the headings “Financial Information/SEC Filings,” and with our current proxy materials at www.proxyvote.com.

This supplemental disclosure is being provided to our shareholders to update the Audit and Non-Audit Fees table on p. 25 of the 2019 Proxy Statement. Due to a clerical error, certain audit and non-audit fees with respect to fiscal year 2018 set forth in the 2019 Proxy Statement are incorrect. A revised version of this table appears below:

Audit and Non-Audit Fees

In connection with the audit of fiscal year 2018 consolidated financial statements and internal control over financial reporting, the Company entered into an agreement with D&T which sets forth the terms by which D&T will perform audit services for the Company.

The following table presents fees for professional services rendered by D&T for the audit of the Company’s consolidated financial statements for fiscal years 2018 and 2017 and fees billed for other services rendered by D&T for those periods.

Audit & Other Fees Paid to Deloitte & Touche LLP	Fiscal 2018	Fiscal 2017
Audit Fees	$5,355,000	$5,773,540
Audit Related Fees (as defined under the Sarbanes-Oxley Act of 2002)	$85,000	$531,300
Tax Fees	$145,192	$334,640
All Other Fees	$0	$0
Total Fees	$5,585,192	$6,639,480

Audit Fees — These amounts represent fees of D&T for professional services rendered in connection with: (i) the audits of our annual consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal years ended December 30, 2017 and December 29, 2018; (ii) the review of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; (iii) consultations on accounting matters; (iv) statutory audit filings; and (v) SEC registration statements.

Audit Related Fees — Audit-Related Fees in 2018 consist of fees primarily for the evaluation of internal control procedures for new accounting standards, procedures related to the issuance of a compliance letter for the new term loan, and for the review of pro forma financial statements related to the Company’s acquisition of CompuCom Systems, Inc. Audit-Related Fees in 2017 consist of fees primarily for due diligence associated with the Company’s acquisition of CompuCom Systems, Inc.

Tax Fees — Tax Fees consist of fees billed for professional services performed by D&T with respect to tax compliance and advisory services.

All Other Fees — All Other Fees consist of permitted services other than those that meet the criteria above and are primarily fees for advisory services.